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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-51926) and Forms S-8 (File No. 333-44794, 333-38078,
and 333-93423) pertaining to the 2000 International Stock Option Plan, the 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Nonemployee Directors Stock Option Plan of Maxygen, Inc., of our report dated February 2, 2001, with respect to the consolidated financial statements of Maxygen, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

Palo Alto, California
March 20, 2001